Exhibit 5.1

DWF Law LLP

20 Fenchurch Street London EC3M 3AG DX 584 London

T +44 (0)333 320 2220 F +44 (0)333 320 4440 dwfgroup.com

Flybondi Holdings plc C/o DWF Company Secretarial Services Limited 1 Scott Place 2 Hardman Street Manchester M3 3AA United Kingdom For the attention of: the Directors	Your Ref:
	Our Ref:	15327/JC/2026682/4 Please quote this when replying

	Date:	February 10, 2025
	Please ask for: Ext: Direct Dial: E-mail:	John Campion 297532 +44 121 516 7532 John.Campion@dwf.law

Dear All

Proposed acquisition by Flybondi Holdings plc (the "Company") of Integral Acquisition Corporation 1

("Integral") and share exchange under which the Company will acquire the shares of Flybondi Limited ("Flybondi") held by certain holders of Flybondi's outstanding shares in exchange for the issuance by the Company of new ordinary shares of the Company (collectively, the "Transaction")

1.
Introduction
1.1.
We are acting as advisers as to English law to the Company, a public limited company incorporated under the laws of England and Wales with company number 15529690 and its registered office at C/o DWF Company Secretarial Services Limited, 1 Scott Place, 2 Hardman Street, Manchester M3 3AA, United Kingdom, in relation to the acquisition by a subsidiary of the Company of the entire common stock of Integral, which will be effected through a statutory merger pursuant to the laws of Delaware in accordance with the terms of the business combination agreement between the Company, Integral, Gaucho MS, Inc., Flybondi and certain holders of Flybondi's outstanding shares dated as of 19 October 2023, as amended, supplemented or otherwise modified from time to time (the "Business Combination Agreement").
1.2.
The consideration for the Transaction is to be satisfied, among other things, by the issue of up to 33,237,670 new ordinary shares of £0.003 each in the capital of the Company (the "Consideration Shares") to be admitted to trading on the Nasdaq Stock Market ("Nasdaq"). In connection with the Transaction, pursuant to the Warrant Amendment Agreement, 10,700,000 Integral Warrants will each be converted into a warrant over an ordinary share in

DWF Law LLP is a limited liability partnership registered in England and Wales with registered number OC423384

DWF Law LLP is authorised and regulated by the Solicitors Regulation Authority (SRA) as an Alternative Business Structure

The rules of the SRA are available at www.sra.org.uk/handbook/

The term 'Partner' is used to refer to a Member of DWF Law LLP or an employee or consultant with equivalent standing and qual ifications

A list of Members of DWF Law LLP and of Non-Members who are designated as Partners is open to inspection at its registered office located at

1 Scott Place, 2 Hardman Street, Manchester, M3 3AA

DWF Law LLP is listed on the Financial Services Register as an Exempt Professional Firm, able to carry out certain insurance mediation activities

(regulated by the Solicitors Regulation Authority)

Flybondi Holdings plc [ ] 2025

the Company (the "Company Warrants"). The Company Warrants will also be admitted to trading on Nasdaq.
1.3.
In connection with the Transaction, the Company will file a registration statement on Form F-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").
1.4.
DWF Law LLP is a limited liability partnership registered in England and Wales with registered number OC423384. It is authorised and regulated by the Solicitors Regulation Authority (SRA no. 653260) as an alternative business structure. For further regulatory information, please refer to https://dwfgroup.com/en/notices/legal-notices.
1.5.
A list of the members (and of the non-members who are designated as "partners") of DWF Law LLP is available for inspection at its registered office, 1 Scott Place, 2 Hardman Street, Manchester M3 3AA, United Kingdom. Any reference to a "partner" means a member, or a consultant or employee with equivalent standing and qualifications, of DWF Law LLP or any associated firms or entities.
2.
Definitions
2.1.
In this letter, the following terms have the following meanings:

"Business Combination" means he transactions contemplated by the Business Combination Agreement;

"Closing" means the consummation of the Business Combination;

"Continental" means Continental Stock Transfer and Trust Company;

"Existing Warrant Agreement" means the warrant agreement, dated as of 1 November 2021 by and between Integral and Continental, as warrant agent, governing the outstanding Integral Warrants;

"Integral Class A Common Stock" means the Class A common stock, par value $0.00001 per share, of Integral;

"Integral Warrants" means warrants exercisable to purchase one share of Integral Class A Common Stock at a price determined in accordance with the Existing Warrant Agreement;

"Issuance" means the issuance of the Consideration Shares and the Company Warrants and the issuance of the Warrant Shares upon exercise of the Company Warrants;

Flybondi Holdings plc [ ] 2025

"Warrant Amendment Agreement" means the assignment, assumption and amendment agreement with respect to the Existing Warrant Agreement to be entered into by Integral, the Company and Continental, as warrant agent, at or prior to the Closing;

"Warrant Agreement" means the Existing Warrant Agreement as amended by the Warrant Amendment Agreement; and

"Warrant Shares" means ordinary shares of the Company to be issued on exercise of the Company Warrants.

3.
Documents Reviewed

In connection with the Issuance, we have examined the documents listed in Schedule 3 to this opinion (the "Documents"). Unless explicitly stated in this opinion, we have not examined any other agreement, deed or document entered into by or affecting the Company or any other corporate records of the Company and have not made any other inquiry concerning it. Terms defined in the Schedules have the same meaning where used in this opinion (including, for the avoidance of doubt, the "Schedules").

4.
Nature of Opinion and Observations
4.1.
This opinion is confined to matters of English law (including case law) as at the date of this opinion. We express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts. A reference in this opinion to any law or statutory provision is to it as amended.
4.2.
By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect.
4.3.
We should also like to make the following observations:
4.3.1.
Factual Statements: we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable;
4.3.2.
Engagement Letter: we have carried out our legal work relating to the Issuance (including the provision of this opinion) on the basis of our engagement letter entered into with you;
4.3.3.
Tax: we express no opinion in respect of the tax treatment of, or of the transactions contemplated by, the Issuance.

Flybondi Holdings plc [ ] 2025

5.
Opinion

On the basis stated in paragraphs 4.1 to 4.3 (inclusive), and subject to the assumptions in Schedule 1, the qualifications in Schedule 2 and any matters not disclosed to us, we are of the opinion that:

5.1.
the issue of the Consideration Shares by the Company in connection with the Transaction will be duly and validly authorised, and, when issued pursuant to the terms of the Business Combination Agreement, the Consideration Shares will be duly and validly issued and fully paid and no further amounts will be payable to the Company in respect thereof; and
5.2.
the Warrant Shares to be issued in accordance with the Warrant Agreement following the exercise of the Company Warrants (if and when exercised in accordance with their terms under the Warrant Agreement), will be validly issued and fully paid, and the holder of such Warrant Shares will not be liable, solely because of their shareholder status, for additional payments to the Company.
6.
Benefit of Opinion

This opinion is addressed to you solely for your own benefit in relation to the Registration Statement and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose, except that we consent to the filing of this opinion as an exhibit to the Registration Statement. Having requested production of this opinion and in order to rely on its contents, you agree to be bound by its terms.

7.
Consent

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to DWF Law LLP under the heading "Legal Matters" in the Registration Statement and in the related proxy statement/prospectus contained therein. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

8.
Governing Law

This opinion and any non-contractual obligations arising out of or in relation to this opinion are governed by English law.

Yours faithfully

DWF Law LLP

Flybondi Holdings plc [ ] 2025

Schedule 1

Assumptions

In considering the documents listed in Schedule 3 and in rendering this opinion, we have (with your consent and without any further enquiry) assumed:

1.
Authenticity
1.1.
The genuineness of all signatures.
1.2.
That a signatory has personally signed each Document either:
1.2.1.
by hand (a "wet ink signatory"); or
1.2.2.
by adding an image of their signature to an electronic version of the Documents; or
1.2.3.
by adding their signature to an electronic version of the Documents on a web-based electronic signing platform (an "e-platform") contemplated by the parties and their legal advisers; or
1.2.4.
by using a mouse, finger, stylus or similar to sign their name in an electronic version of the Documents on a touchscreen device such as an iPad (each signature referred to in paragraph 1.2.1 to 1.2.4 an e-signature, and each signatory referred to in 1.2.1 to 1.2.4 an "e-signatory").
1.3.
The genuineness of all stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us (whether as originals or copies).
2.
Copies

The conformity to originals of all Documents supplied to us as photocopies, portable document format ("PDF") copies, facsimile copies or email versions.

3.
Virtual signing using email and/or PDFs

That the parties have complied with the procedures for counterpart signature and delivery of the Documents and that such parties have validly authorised the attachment of their respective signature pages to the final text of the Documents.

4.
Confirmation by legal adviser

In any case where the legal adviser of a party to the Documents has attached and released the signature page of such party's counterpart of a Document, that such legal adviser had all necessary authority from such party to do so.

Flybondi Holdings plc [ ] 2025

5.
Drafts
5.1.
That, where a Document has been examined by us in draft, in agreed form or in specimen form, it will be or has been executed in the form of that draft, agreed form or specimen form.
5.2.
That the Warrant Amendment Agreement is entered into on or prior to the Closing.
6.
Corporate authority

In relation to the Company:

6.1.
that the Certificate of Incorporation in the form referred to in paragraph 5 of Schedule 3 and the Articles of Association of the Company in the form referred to in paragraph 6 of Schedule 3 are in force at the date hereof and will continue to be in force in those forms at the time of the Issuance;
6.2.
that a general meeting of the Company will be held in due course (the "General Meeting"), inter alia, for the Company's shareholders to vote on and approve the Transaction and the issue of the Consideration Shares and the Company Warrants, that such General Meeting will be duly convened, the relevant policies and procedures of the Company in connection therewith will be complied with and a quorum of shareholders will be present throughout, that resolutions will be duly passed at the General Meeting to authorise the directors to issue and allot the Consideration Shares and the Company Warrants and that at the time of such issuance such resolutions will not have been amended, revoked or rescinded and will be in full force and effect;
6.3.
that a meeting of the board of directors of the Company or a committee thereof will be duly convened and held, inter alia, to resolve to allot and issue the Consideration Shares and the Company Warrants, and that all relevant policies and procedures of the Company in connection therewith will be complied with, that a quorum of properly appointed directors of the Company (holding the necessary offices, and meeting the other requirements for the purposes of forming a quorum) will be present throughout, that the resolutions in which the directors will resolve to issue and allot the Consideration Shares and the Company Warrants, and which will authorise them to take all other actions necessary in relation to such issuance will be properly passed at such meeting, that all provisions contained in the Companies Act 2006 and the Articles of Association of the Company relating to the disclosure of directors' interests and the power of interested directors to vote will be duly observed and that at the time of such issuance such resolutions will not have been amended, revoked or rescinded and will be in full force and effect.
6.4.
that following the exercise of the Company Warrants a meeting of the board of directors of the Company or a committee thereof will be duly convened and held, inter alia, to resolve to allot

Flybondi Holdings plc [ ] 2025

and issue the Warrant Shares, and that all relevant policies and procedures of the Company in connection therewith will be complied with, that a quorum of properly appointed directors of the Company (holding the necessary offices, and meeting the other requirements for the purposes of forming a quorum) will be present throughout, that the resolutions in which the directors will resolve to issue and allot the Warrant Shares, and which will authorise them to take all other actions necessary in relation to such issuance will be properly passed at such meeting, that all provisions contained in the Companies Act 2006 and the Articles of Association of the Company relating to the disclosure of directors' interests and the power of interested directors to vote will be duly observed and that at the time of the such issuance such resolutions will not have been amended, revoked or rescinded and will be in full force and effect.
7.
Directors' duties

That the directors of the Company, in authorising execution of the Documents and the allotment and issue of the Consideration Shares, the Company Warrants and the Warrant Shares, will exercise their powers in accordance with their duties under all applicable laws and the Articles of Association of the Company.

8.
Other parties - corporate capacity/approval

That each of the parties to the Documents (other than the Company) has the necessary capacity and corporate power to execute, deliver and perform the Documents and that the Documents have each been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws (other than, in the case of the Company, the laws of England).

9.
Validity under other laws

That the Documents constitute legal, valid, binding and enforceable obligations of each of the parties thereto under all applicable laws (other than, in the case of the Company, the laws of England) and that insofar as the laws or regulations of any jurisdiction other than England and Wales may be relevant to:

9.1.
the obligations or rights of any of the parties under the Documents; or
9.2.
any of the transactions contemplated by the Documents,

such laws and regulations do not prohibit, and are not inconsistent with, the entering into and performance of any of such obligations, rights or transactions.

10.
No escrow

That the Documents have been delivered by the parties and are not subject to any escrow or other similar arrangement.

Flybondi Holdings plc [ ] 2025

11.
No amendments

That the Documents have not been amended, terminated, rescinded or varied, that there has been no breach of any of their provisions by any of the parties thereto which would affect the opinions expressed in this opinion and that the Documents are not affected in any way by any relevant provisions of any other document or agreement (other than any of the documents listed in Schedule 3) or any course of dealings between the parties thereto.

12.
Unknown facts

That there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the Documents or which have not been disclosed to us that may affect the validity or enforceability of the Documents or any obligation therein or otherwise affect the opinions expressed in this opinion.

13.
Arm's length terms

That the Documents have been entered into for bona fide commercial reasons and on arm's length terms by each of the parties thereto.

14.
Company search

That the information revealed by our search of the public documents of the Company kept at Companies House in Cardiff and accessible online (the "Company Search"):

14.1.
was accurate in all respects and has not since the time of such searches been altered; and
14.2.
was complete and included all relevant information which had been properly submitted to the Registrar of Companies.
15.
Winding-up enquiry

That the information revealed by our search of the Central Registry of Winding-up Petitions (the "Winding-up Enquiry") carried out on February 10, 2025 was accurate in all respects and has not since the time of such enquiry been altered.

16.
Bad Faith, fraud, duress

The absence of bad faith, fraud, coercion, duress or undue influence on the part of any of the parties to the Documents and their respective directors, employees, agents and advisers (excepting ourselves).

Flybondi Holdings plc [ ] 2025

17.
Authorisation under the FSMA

That each person dealing with the Company in connection with the Transaction which is carrying on, or purporting to carry on, a regulated activity (within the meaning of section 19 of the Financial Services and Markets Act 2000 (the "FSMA")) is an authorised person or an exempt person for the purposes of the FSMA.

18.
Financial promotions

That any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue of the Consideration Shares has only been communicated or caused to be communicated in circumstances in which there has been no breach of section 21(1) of the FSMA.

19.
Financial crime, national security and investment, antitrust and criminal cartel, sanctions and human rights etc.

That the parties to the Documents and all parties representing them have complied (and will continue to comply) with all applicable anti-terrorism, national security and investment, anti-corruption, anti-money laundering, anti-tax evasion, other financial crime, civil or criminal antitrust, cartel, competition, public procurement, state aid, anti-subsidy, sanctions, pensions and human rights laws and regulations which may affect the Transaction or the Documents and that (where applicable) performance and enforcement of the Documents is, and will continue to be, consistent with all such laws and regulations.

20.
Nominal value

That the nominal value of the Consideration Shares will be £0.003 at the time that they are issued.

21.
Filings

That all statutory notifications under the Companies Act 2006 in relation to the Consideration Shares, the Company Warrants and the Warrant Shares, when issued, have been duly or will be made and valid entries will be made in the books and registers of the Company reflecting the Issuance.

22.
Warrant Price

That the Warrant Price as defined in the Warrant Agreement is not less per Warrant Share than the nominal value for the time being of Warrant Shares.

Flybondi Holdings plc [ ] 2025

Schedule 2

Qualifications

Our opinion is subject to the following qualifications:

1.
Company Search

The Company Search is not capable of revealing conclusively whether or not:

1.1.
a winding-up order has been made or a resolution passed for the winding-up of a company;
1.2.
an administration order has been made;
1.3.
a receiver, administrative receiver, administrator or liquidator has been appointed; or
1.4.
a court order has been made under the Cross Border Insolvency Regulations 2006;

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public record of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court.

2.
Winding-up Enquiry

The Winding-up Enquiry relates only to the presentation of:

2.1.
a petition for the making of a winding-up order or the making of a winding-up order by the Court;
2.2.
an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order;
2.3.
a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London; and
2.4.
a notice of a moratorium under Part A1 of the Insolvency Act 1986.

It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment or notice of a moratorium has been presented or winding-up or administration order granted, because:

Flybondi Holdings plc [ ] 2025

2.5.
details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;
2.6.
in the case of:
2.6.1.
an application for the making of an administration order;
2.6.2.
the filing of a notice of intention to appoint an administrator;
2.6.3.
the filing of a notice of appointment of an administrator; or
2.6.4.
the filing of a notice of a moratorium,

if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

2.7.
a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding-up Petitions, and the making of such order may not have been entered on the records immediately;
2.8.
details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 and details of a notice of moratorium under Part A1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and
2.9.
with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to 1994.
3.
Insolvency

This opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, moratorium, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting generally the enforcement of creditors' rights and remedies from time to time.

Flybondi Holdings plc [ ] 2025

Schedule 3

Documents

1.
A copy of the Registration Statement.
2.
A copy of the Business Combination Agreement.
3.
A copy of the Existing Warrant Agreement.
4.
A draft of the Warrant Amendment Agreement.
5.
A copy of the Company's Certificate of Incorporation dated 28 February 2024 certified to be a true and correct copy.
6.
A copy of the Articles of Association of the Company certified to be a true and correct copy as at the date hereof.